UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

Verity Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street

Sioux Falls, SD 57107

   (Address of Principal Executive Offices)

(360) 473-1160

Registrant’s telephone number, including area code

AquaLiv Technologies, Inc.

4550 NW Newberry Hill Road, Suite 202

Silverdale, WA 98383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on April 4, 2013, Verity Corp., a Nevada corporation formerly known as AquaLiv Technologies, Inc. (the “Company”), filed an Certificate of Amendment to Articles of Incorporation (the “Amendment”) to: (i) change the name of the Company to Verity Corp. (the “Name Change”) and (ii) effectuate a 1-for-100 reverse stock split of the Company’s common stock (the “Reverse Split”, together with the Name Change, collectively, the “Actions”).

On April 3, 2013, the Company received notice from Financial Industry Regulatory Authority (“FINRA”) that the Actions have been approved and will take effect on April 4, 2013 (the “Effective Date”).

Immediately prior to the Reverse Split, the Company had 774,130,021 shares of common stock issued and outstanding. After the Reverse Split, the Company has 7,741,301 shares of common stock issued and outstanding.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Items.

Item 5.03 is hereby incorporated by reference.

In addition, commencing on the Effective Date, the Company’s shares of common stock will trade under the symbol “AQLVD” for a period of twenty business days, after which the “D” will be removed and the symbol will be automatically changed to “VRTY”.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Date: April 9, 2013	By:	/s/ Duane Spader
Duane Spader
Chief Executive Officer, President